Exhibit 99.1
Upland Software Acquires Localytics, Raises Guidance
Accretive acquisition adds $20 million in annualized revenues and leading mobile app personalization technology to Upland’s Customer Experience Management Cloud

AUSTIN – February 7, 2020 /PRNewswire/ – Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based enterprise work management software, has acquired Localytics, a leading provider of mobile app personalization and analytics solutions. With Localytics, Upland’s Customer Experience Management (CXM) Cloud sets the bar for rich mobile experiences, personalization, and real-time sentiment analysis across every digital channel, including text, mobile app, browser, wallet, voice, and email. The acquisition adds approximately $20 million in annualized revenues and will be immediately accretive to Upland's Adjusted EBITDA per share.
“It is now vital for brands to deliver seamless, highly-personalized, mobile-focused experiences at key customer touchpoints. The addition of Localytics to our CXM Cloud offering now allows us to offer sophisticated mobile personalization at scale,” said Jack McDonald, chairman and CEO of Upland Software. “Our acquisition pipeline remains robust, and we are actively pursuing additional opportunities to build out our cloud offerings.”
A pioneer in mobile application analytics, Localytics delivers deep insights into consumer behavior within mobile app experiences and provides the foundation for campaigns that convert better and drive customer loyalty. Localytics’ support for interactions with consumers across push, in-app, inbox, and remarketing combined with rich audience segmentation allows marketers to deliver personalized app experiences with high consumer relevance.
“Our CXM Cloud team is on a mission to give our customers the technology and insights to deliver experiences consumers want and value. Localytics’ technology and expertise are powering app experiences that convert at a consistently higher rate across key consumer verticals like telco, media, retail, and consumer finance,” said Jed Alpert, executive vice president and general manager of the CXM Cloud at Upland Software. “Localytics is a perfect addition to our CXM Cloud, the only mobile-focused platform that harnesses the power of messaging, apps, email, and web interactions to serve today’s consumer on their digital channels of choice.”
Technology from Localytics’ mobile app marketing solution will be used to expand to more consumer touchpoints and upgrade the profound insights about consumer behavior and preferences that CXM customers receive today. Innovative mobile application capabilities like geo-based push, in-app notifications, and application inbox messaging combined with rich behavioral data like application usage, location, products viewed, and cart abandonment will allow Upland CXM Cloud customers to tune their mobile app experiences to drive better offer conversion and reduce churn across targeted audiences. Connection to other marketing channels, like email and web, will allow Upland CXM Cloud customers to not only orchestrate journeys across technologies but also choose the communication channels that are most cost effective for their businesses.
The purchase price paid for Localytics was $67.7 million in cash at closing (net of cash acquired), paid out of cash on hand, and a $0.3 million cash holdback payable in 12 months (subject to indemnification claims). The foregoing excludes any potential future earn-out payments tied to additional performance-based goals. Upland expects the acquisition to generate

Exhibit 99.1
annual revenue of approximately $20.0 million, of which $19.2 million is recurring, subject to reductions for deferred revenue discount as a result of GAAP purchase accounting, estimated at $4.5 million for the remainder of 2020. The price paid for the acquisition is within Upland’s target range of 5-8x pro forma Adjusted EBITDA and Localytics will generate at least $9.0 million in Adjusted EBITDA annually once fully integrated. The acquisition will be immediately accretive to Upland’s Adjusted EBITDA per share.
Business Outlook
Upland today also announced that it re-affirms its revenue and Adjusted EBITDA guidance for the quarter ended December 31, 2019.
In addition, for the quarter ending March 31, 2020, Upland expects reported total revenue to be in the range of $62.8 million to $65.8 million including recurring revenue in the range of $58.8 million to $61.2 million, for growth in recurring revenue of 33% at the mid-point over the quarter ended March 31, 2019. Adjusted EBITDA is expected to be in the range of $23.1 million to $24.5 million, for an Adjusted EBITDA margin of 37% at the mid-point, representing growth of 34% at the mid-point over the quarter ended March 31, 2019.
For the full year ending December 31, 2020, Upland expects reported total revenue to be between $269.5 and $281.5 million, including subscription and support revenue between $252.6 and $262.2 million, for growth in recurring revenue of 26% at the mid-point over the year ended December 31, 2019. Adjusted EBITDA is expected to be between $99.2 and $104.8 million, for an Adjusted EBITDA margin of roughly 37% at the midpoint, representing growth of 25% at the mid-point over the year ended December 31, 2019.
The first quarter and full year 2020 guidance above reflects the acquisition close date of February 6, 2020 and is net of the estimated purchase accounting discount of $4.5 million for the remainder of 2020. As a result, Localytics is forecast to add approximately $13.5 million of revenue and approximately $6.8 million of Adjusted EBITDA to calendar year 2020.
Upland’s 2020 guidance also reflects increased investment in go to market initiatives including the addition of enterprise software veteran Rod Favaron as Upland’s president and chief commercial officer, planned hires in marketing, sales and customer success and related marketing and sales program spending. Even with these new investments, Upland’s 2020 guidance reflects a 25% increase in Adjusted EBITDA in 2020 over 2019, while maintaining level Adjusted EBITDA margins in 2020 at 37% and with no change to Upland’s goal of achieving 40% Adjusted EBITDA margins at $500 million in annual revenue run rate.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in enterprise work management software. Upland’s four enterprise clouds enable thousands of organizations to engage with customers across their experience journey, optimize sales teams, manage projects and IT costs, and automate critical document workflows. All of Upland’s clouds are backed by a 100% customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.

Exhibit 99.1
About Localytics
Localytics gives brands the data, intelligence, and marketing channels to deliver a meaningful, personal customer experience. Localytics helps brands discover and deliver exactly what their customers are passionate about, and integrate those insights and experiences across other channels to deliver a digital customer experience that resonates. The Localytics platform is used in more than 37,000 apps on more than 2.7 billion devices by companies such as ESPN, Fox and The New York Times. To learn more, visit www.localytics.com.

BMO Capital Markets Corp. acted as exclusive financial advisor to Localytics.

Cowen acted as exclusive financial advisor to Upland Software.

Notes & Forward-looking Statements
Annualized revenues exclude the impact of deferred revenue discount associated with GAAP purchase accounting. This release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “target,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; our ability to maintain our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland’s filings with the Securities and Exchange Commission (the “SEC”), including Upland’s most recent annual report on Form 10-K filed with the SEC. Additional information will also be set forth in Upland’s future quarterly reports on Forms 10-Q, annual reports on Form 10-K, and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland’s views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including Adjusted EBITDA.

Exhibit 99.1
We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and they are used by our institutional investors and the analyst community to help them analyze the health of our business.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see Upland’s earnings press releases filed on Forms 8-K with the SEC and on the Investor Relations section of Upland’s website at investor.uplandsoftware.com. We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

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Media Contact:
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